UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On January 30, 2019, Manning & Napier, Inc. (the “Company”) appointed Marc Mayer to serve as the Company’s Chief Executive Officer. Mr. Mayer, age 61, previously served as Head of North American Distribution for Schroders in New York, where he was responsible for leading all institutional business initiatives from 2014 to 2018. Prior to Schroders, he served as Chief Executive Officer at GMO LLC, an investment management firm, with over $70 billion in assets under management (“AUM”), from 2009 to 2011. This was preceded by a 20-year tenure at AllianceBernstein, where Mayer rose to the role of Chief Investment Officer of Blend Strategies. In this role, he oversaw $150 billion of AUM in their global asset allocation business. Prior to AllianceBernstein, Mayer was Chief Executive Officer of Sanford C. Bernstein & Co., LLC and also a member of Bernstein’s Board of Directors. He holds an MBA from Columbia University, and a Bachelor’s degree from Yale College.

There is no arrangement or understanding between Mr. Mayer and any other person pursuant to which Mr. Mayer was selected as an executive officer. Mr. Mayer has not been and is not proposed to be party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Mayer does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer.

Employment Agreement

Also on January 30, 2019, the Company entered into an employment agreement with Mr. Mayer (the “Agreement”) effective as of January 30, 2019 (the “Effective Date”). Pursuant to the Agreement, Mr. Mayer’s employment is terminable at will at any time by Mr. Mayer or the Company. Mr. Mayer will receive an annual base salary of $500,000 in addition to reimbursement for certain travel and other expenses and will be eligible for annual cash bonuses. In 2019, as long as he remains employed with the Company, Mr. Mayer will receive three installments of an aggregate $2.25 million cash bonus, payable (1) in the first payroll period after the Effective Date; (2) the first payroll period after July 1, 2019; and (3) in the last payroll period of 2019. In 2020, Mr. Mayer will be eligible to receive a target cash bonus of $2.25 million to $2.5 million, depending on the Company’s operating revenue in 2020 and provided that he remains employed with the Company and satisfies certain performance criteria. After 2020, Mr. Mayer’s target cash bonus amounts will be based upon the Company’s operating revenue for the prior year, subject to his continued employment and satisfaction of performance criteria established by the Company’s Compensation Committee (the “Committee”).

In connection with the Agreement, the Committee will grant three types of equity awards to Mr. Mayer. First, the Committee granted time-vesting restricted stock units (“RSUs”) with respect to 375,000 shares of the Company’s Class A Common Stock (“Common Stock”) under the terms of the Company’s 2011 Equity Compensation Plan (the “Plan”). One-third of these RSUs will vest on each of (a) the Effective Date; (b) December 31, 2019, and (c) December 31, 2020. Second, the Committee granted time-vesting stock options (“TSOs”) to purchase up to 500,000 shares of Common Stock under the Plan. One-third of these TSOs will vest on each of January 1, 2020, 2021, and 2022. Third, the Committee granted performance-vesting stock options (“PSOs”) to purchase up to 3.0 million shares of Common Stock, subject to the satisfaction of certain performance criteria based on the price of the Company’s Common Stock and set forth in the Agreement. The exercise price of the TSOs and PSOs will be equal to the closing price of the Common Stock on the date of grant. The RSUs, TSOs, and PSOs will vest only if Mr. Mayer remains employed with the Company, unless otherwise provided in the Agreement.

If the Agreement is terminated due to Mr. Mayer’s death or disability, and subject to certain restrictions, his estate or he will be eligible to receive (1) his base salary, reimbursement of expenses and other benefits to which he would be entitled through the termination date; (2) fully vested RSUs, if the termination is after December 31, 2019; and (3) a pro rata portion of the target annual cash bonus in the year the Agreement is terminated, if the termination is after December 31, 2019. If the Agreement is terminated without cause or Mr. Mayer resigns with good reason, Mr. Mayer will be eligible to receive the compensation discussed above in addition to an aggregate of $5 million in severance payments paid over the two-year period following the termination or resignation. However, in the event he is terminated without cause or resigns for good reason during 2019, the amount Mr. Mayer receives in severance payments will be reduced by the amount of base salary and bonus he received from the Company during 2019.

In addition, if Mr. Mayer is terminated without cause or resigns for good reason after January 1, 2020 and a change in control (as defined in the Agreement) occurs within 12 months, the Company will pay Mr. Mayer the cash equivalent of the number of TSOs that would have vested had he remained employed through the date of the change in control multiplied by the excess of the value of a share of Common Stock in the change in control transaction over the exercise price of the TSOs. If the Agreement is terminated for cause or Mr. Mayer resigns without good reason, Mr. Mayer will be eligible to receive his base salary, reimbursement of expenses and other benefits to which he would be entitled through the termination date, and he will forfeit his unvested RSUs, TSOs, and PSOs. If Mr. Mayer is terminated for cause or resigns without good reason during 2019, he will repay the Company any cash bonus received during the year.

A copy of the Agreement will be filed as an exhibit to our Annual Report on Form 10-K.

Former Office of the Chief Executive Officer

Effective upon Mr. Mayer’s appointment as Chief Executive Officer, the Company’s Office of the Chief Executive Officer was dissolved, and Jeffrey Coons, Charles Stamey and Richard Goldberg will no longer serve as members of the Company’s Office of the Chief Executive Officer.

In connection with the dissolution of the Office of the Chief Executive Officer, Mr. Goldberg’s compensation will not change and he will serve as a senior advisor to Mr. Mayer for a period of four months. In addition, Mr. Goldberg will continue in his position as a member of the board of directors. The agreement between Mr. Goldberg and the Company will be filed as an exhibit to our Annual Report on Form 10-K. On January 30, 2019, Mr. Stamey retired from his position as Executive Vice President, effective immediately. Mr. Stamey will remain with the Company in an advisory capacity following his retirement until April 30, 2019, and receive aggregate cash compensation of $100,000 for the period. On January 30, 2019, Dr. Coons was terminated from his position as President of the Company, effective immediately, and will be retained by the Company as a consultant through April 30, 2019, and receive aggregate cash compensation of $133,333 for such period, with an option to renew for an additional three month term upon the agreement of the Board of Directors and Dr. Coons.

Item 8.01	Other Events.

On January 31, 2019, the Company issued a press release regarding Mr. Mayer’s appointment as Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Manning & Napier, Inc. on January 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: January 31, 2019	By:	/s/ Sarah C. Turner
	Name:	Sarah C. Turner
	Title:	Corporate Secretary

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